Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter 2025 Results

NEW YORK, NY, May 6, 2025 / Business Wire - AG Mortgage Investment Trust, Inc. ("MITT," "we," the "Company," or "our") (NYSE: MITT) today reported financial results for the quarter ended March 31, 2025.

MANAGEMENT REMARKS

“Our first quarter results showcase the strength and stability of our core strategy, as evidenced by consistent book value and a healthy 2% economic return on equity for our shareholders,” said T.J. Durkin, Chief Executive Officer and President. “Despite market volatility in March and April, MITT remains well-positioned to seize future opportunities, particularly through our disciplined approach to leverage and securitization and our vertically integrated mortgage originator, Arc Home.”

Mr. Durkin continued, “Additionally, I would like to recognize both Peter Linneman and Lisa G. Quateman, our former Board members who did not stand for re-election at our annual stockholders’ meeting on May 5, 2025. On behalf of management and the Board, we sincerely thank them for their dedicated service and wish them both the very best in their future endeavors.”

FIRST QUARTER FINANCIAL HIGHLIGHTS

•$10.65 Book Value per share as of March 31, 2025(1)
◦Quarterly economic return on equity of 2.0%(2)
•$0.21 of Net Income/(Loss) Available to Common Stockholders per diluted common share(3)
•$0.20 of Earnings Available for Distribution ("EAD") per diluted common share(3),(4)
•$0.20 dividend per common share declared in the first quarter 2025, representing a 5.3% increase over the fourth quarter 2024 dividend of $0.19 per common share

INVESTING AND FINANCING HIGHLIGHTS

•$7.1 billion Investment Portfolio as of March 31, 2025(5)
◦0.7% Net Interest Margin, which includes a 0.04% benefit from the net interest component of our interest rate swaps(6)
•$32.2 million investment in Arc Home as of March 31, 2025 determined using a valuation multiple of 1.00x book value(7)
•$6.7 billion of financing as of March 31, 2025(5)
◦$5.9 billion of non-recourse and $0.8 billion of recourse financing
◦12.4x GAAP Leverage Ratio and 1.6x Economic Leverage Ratio(8)
•$132.5 million of total liquidity as of March 31, 2025(9)

DIVIDENDS

•On March 17, 2025, declared a first quarter dividend of $0.20 per common share
•On May 5, 2025, declared quarterly cash dividends of $0.51563, $0.50, and $0.704864 per share on our Series A, Series B, and Series C Preferred Stock, respectively, payable on June 17, 2025 to preferred shareholders of record on May 30, 2025

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders, and analysts to participate in MITT’s first quarter earnings conference call on Tuesday, May 6, 2025 at 8:30 a.m. Eastern Time.

To participate in the call by telephone, please dial (800) 343-4849 at least five minutes prior to the start time. International callers should dial (203) 518-9848. The Conference ID is MITTQ125. To listen to the live webcast of the conference call, please go to https://event.on24.com/wcc/r/4926419/5C91457772452AB0421C0EF0A388E6B1 and register using the same Conference ID.

The Company issued an earnings presentation detailing its first quarter 2025 financial results, which is available on the Company’s website, www.agmit.com, under "Presentations" in the "News & Presentations" section.

For those unable to listen to the live call, an audio replay will be available on May 6, 2025 through 9:00 a.m. Eastern Time on June 6, 2025. To access the replay, please go to the Company’s website at www.agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., a diversified credit and real estate investing platform within TPG.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT TPG ANGELO GORDON

Founded in 1988, Angelo, Gordon & Co., L.P. ("TPG Angelo Gordon") is a diversified credit and real estate investing platform within TPG. The platform currently manages approximately $91 billion across a broad range of credit and real estate strategies. For more information, visit www.angelogordon.com.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as "expects," "endeavor," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "should," "may," "projects," "could," "estimates," "continue" or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us, and are not guarantees of future performance. Forward-looking statements regarding the Company include, but are not limited to, our levels of liquidity, the strength and stability of our core strategy, the consistency of our book value and ability to continue to produce a healthy economic return, and whether the Company is well positioned to take advantage of future opportunities, whether through its approach to leverage and securitization, Arc Home, or otherwise. These forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, without limitation, changes in general economic or market conditions, including changes in inflation, tariffs, interest rates and the fair value of our assets; changes in government regulations affecting our business; the Company’s ability to grow its residential loan portfolio; changes in prepayment rates and mortgage default rates on the Company’s assets; financing needs and arrangements; and the risk factors contained in the Company’s filings with the Securities and Exchange Commission ("SEC"), including those described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in other reports and documents filed by the Company with the SEC from time to time, which are accessible on the SEC's website, http://www.sec.gov/. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this press release are made only as of the date of this press release or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. All financial information in this press release is as of March 31, 2025, unless otherwise indicated.

NON-GAAP FINANCIAL MEASURES

This press release contains EAD and Economic Leverage Ratio, non-GAAP financial measures. Our presentation of these measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. These non-GAAP measures should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Earnings Available for Distribution(3),(4)

A reconciliation of GAAP Net Income/(loss) available to common stockholders to EAD is set forth below (in thousands, except per share data).

	Three Months Ended March 31, 2025
	Amount	Per Diluted Share(3)
Net Income/(loss) available to common stockholders	$6,173	$0.21
Add (Deduct):
Net realized (gain)/loss	(10)	—
Net unrealized (gain)/loss	(802)	(0.03)
Transaction related expenses and deal related performance fees	1,144	0.04
Equity in (earnings)/loss from affiliates	(1,185)	(0.04)
EAD from equity method investments(a)(b)(c)	662	0.02
Earnings available for distribution	$5,982	$0.20
(a) $(49) thousand or $0.00 per share of realized and unrealized changes in the fair value of Arc Home's mortgage servicing rights, transaction related expenses, and other asset impairments were excluded from EAD, net of deferred tax expense or benefit.
(b) $1.4 million or $0.05 per share of unrealized changes in the fair value of our investment in Arc Home was excluded from EAD.
(c) We eliminated $88.0 thousand or $0.00 per share of intra-entity profits recognized by Arc Home in connection with the sale of residential mortgage loans to us, and also decreased the cost basis of the underlying loans we purchased by the same amount.

Economic Leverage Ratio(8)

The calculation in the table below divides GAAP leverage and Economic Leverage by our GAAP stockholders’ equity to derive our leverage ratios. The following table presents a reconciliation of our GAAP Leverage ratio to our Economic Leverage ratio ($ in thousands).

March 31, 2025	Leverage	Stockholders’ Equity	Leverage Ratio
Securitized debt, at fair value	$5,836,691
Financing arrangements	806,554
Senior unsecured notes	95,898
Restricted cash posted on Financing arrangements	(5,073)
GAAP Leverage	$6,734,070	$543,870	12.4x
Non-recourse financing arrangements(a)	(5,883,391)
Economic Leverage	$850,679	$543,870	1.6x
(a) Non-recourse financing arrangements include securitized debt, at fair value and $46.7 million of other non-recourse financing arrangements.

Footnotes
(1)    Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million.
(2)    The economic return on equity represents the change in book value per share during the period, plus the common dividends per share declared over the period, divided by book value per share from the prior period.
(3)    Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP.
(4)    We define EAD, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments as well as transaction related expenses incurred in connection with the WMC acquisition, (iii) accrued deal-related performance fees payable to third party operators to the extent the primary component of the accrual relates to items that are excluded from EAD, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, (vi) any bargain purchase gains recognized, and (vii) certain other nonrecurring gains or losses. Items (i) through (vii) above include any amount related to those items held in affiliated entities. Transaction related expenses referenced in (ii) above are primarily comprised of costs incurred prior to or at the time of executing our securitizations and acquiring or disposing of residential mortgage loans. These costs are nonrecurring and may include underwriting fees, legal fees, diligence fees, and other similar transaction related expenses. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. Management considers the transaction related expenses to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates EAD on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income/(loss) or any other investment activity that may earn or pay net interest or its economic equivalent.
(5)    Our Investment Portfolio consists of Residential Investments, Agency RMBS, and WMC Legacy Commercial Investments, all of which are held at fair value. Our financing is inclusive of Securitized Debt, which is held at fair value, Financing Arrangements, and Senior Unsecured Notes. Throughout this press release where we disclose our Investment Portfolio and the related financing, we have presented this information inclusive of (i) securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted.
(6)    Net interest margin is calculated by subtracting the weighted average cost of funds on our financing from the weighted average yield for our Investment Portfolio, which excludes cash held.
(7)     We invest in Arc Home LLC, a licensed mortgage originator, through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC represents a 44.6% ownership interest.
(8)    We define GAAP leverage as the sum of (1) GAAP Securitized debt, at fair value, (2) GAAP Financing arrangements, net of any restricted cash posted on such financing arrangements, (3) Senior Unsecured Notes, and (4) the amount payable on purchases that have not yet settled less the financing remaining on sales that have not yet settled. We define Economic Leverage, a non-GAAP metric, as the sum of our GAAP leverage, exclusive of any fully non-recourse financing arrangements, and our net TBA position (at cost), if any. Our leverage does not include any financing utilized through AG Arc.
(9)     Total liquidity includes $115.5 million of cash and cash equivalents and $17.0 million of unencumbered Agency RMBS.

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